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                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                                PLUG POWER INC.



     1.   The name of the corporation is Plug Power Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is 3,000 shares of Common Stock. The par value of each of share is $.01.

     5.   The name and mailing address of the incorporator is as follows:

            Name                         Mailing Address
            ----                         ---------------

            Robert P. Whalen, Jr.        Goodwin, Procter & Hoar LLP
                                         Exchange Place
                                         Boston, MA 02109

     The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

     6. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

          Name                      Mailing Address
          ----                      ---------------
          Gary Mittleman            968 Albany-Shaker Road
                                    Latham, NY 12110


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     7.   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. No amendment or repeal of this Section shall adversely affect the rights and protection afforded to a director of the corporation under this Section for acts or omissions occurring prior to such amendment or repeal.

     10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     11. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

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     THE UNDERSIGNED incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this certificate, hereby declaring and certifying that it is his free act and deed and the facts herein stated are true, and accordingly he has hereunto set his hand this 13th day of August, 1999.



                                    /s/ Robert P. Whalen, Jr.
                                    ----------------------------------------
                                    By: Robert P. Whalen, Jr.
                                    Incorporator

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